Exhibit 1.1

Execution Version

$250,000,000

Public Service Company of New Mexico

3.850% Senior Unsecured Notes due 2025

UNDERWRITING AGREEMENT

August 6, 2015

J.P. Morgan Securities LLC

Mitsubishi UFJ Securities (USA), Inc.

As Representatives of the

several Underwriters named

in Schedule 1 attached hereto

c/o J.P. Morgan Securities LLC,

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Public Service Company of New Mexico, a New Mexico corporation (the “Company”), proposes to issue and sell $250.0 million aggregate principal amount of its 3.850% Senior Unsecured Notes due 2025 (the “Notes”) to the several underwriters named in Schedule 1 hereto (the “Underwriters”), for which J.P. Morgan Securities LLC and Mitsubishi UFJ Securities (USA), Inc. are acting as representatives (the “Representatives”). The Notes will (i) have terms and provisions which are summarized in the Pricing Disclosure Package as of the Applicable Time and the Prospectus dated as of the date hereof (each as defined in Section 1(a) hereof) and (ii) be issued pursuant to an Indenture dated as of August 1, 1998 between the Company and MUFG Union Bank, N.A. (formerly known as Union Bank, N.A., as ultimate successor to The Chase Manhattan Bank), as Trustee (the “Trustee”), as heretofore supplemented and amended (the “Indenture”), and as supplemented and amended by the fifth supplemental indenture to be dated as of August 11, 2015 between the Company and the Trustee (the “Supplemental Indenture.”) This agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Notes from the Company by the Underwriters.

1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) Filing of Registration Statement and Preliminary Prospectus; No Stop Order: (i) A registration statement on Form S-3 (File No. 333-195979) relating to certain securities to be issued from time to time by the Company has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”)

thereunder; (ii) the Registration Statement has been filed with the Commission under the Securities Act; (iii) the Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to the Registration Statement and any post-effective amendments thereto, but including all documents incorporated by reference in the prospectus contained therein, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such forms; and (iv) other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act, which became effective upon filing, no other document with respect to the Registration Statement, any post-effective amendment thereto or any document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission (other than for prospectuses filed pursuant to Rule 424(b) under the Securities Act) each in the form heretofore delivered to the Representatives. The Company is not an ineligible issuer as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities. The Company has paid the registration fee for this offering pursuant to Rule 457 under the Securities Act. Copies of such Registration Statement and any amendment thereto have been delivered by the Company to the Representatives. As used in this Agreement:

(i) “Applicable Time” means 2:10 p.m. (New York City time) on August 6, 2015;

(ii) “Delivery Date” shall have the meaning set forth in Section 4;

(iii) “Effective Date” means any date as of which any part of such registration statement or post-effective amendment thereto relating to the Notes became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations (including pursuant to Rule 430B of the Rules and Regulations);

(iv) “Final Term Sheet” means the term sheet prepared pursuant to Section 5(a)(i) of this Agreement and substantially in the form attached in Schedule 3 hereto;

(v) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Notes, including the Final Term Sheet;

(vi) “Preliminary Prospectus” means any preliminary prospectus relating to the Notes included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Notes;

(vii) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included on Schedule 2 and each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;

(viii) “Prospectus” means the final prospectus relating to the Notes, including any prospectus supplement thereto relating to the Notes, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(ix) “Registration Statement” means, collectively, the Registration Statement, any post-effective amendments thereto and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Registration Statement at the time the Registration Statement became effective, but excluding the Statement of Eligibility and Qualification on Form T-1, each as amended at the time the Registration Statement or any post-effective amendment thereto became effective or the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Company on Form 10-K, or amendment thereto on Form 10-K/A, filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.

The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the Company, threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.

(b) Conformity to Description of Registration Statement, Preliminary Prospectus, Prospectus: The Registration Statement conformed and will conform in all material respects on the Effective Date and on the Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects, when filed, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the Delivery Date to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(c) Registration Statement: The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e) or in a separate letter addressing such information.

(d) Prospectus: The Prospectus will not, as of its date and on the Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e) or in a separate letter addressing such information.

(e) Incorporated Documents: The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing representation and warranty is given on the basis that any statement contained in a document incorporated by reference therein shall be deemed not to be contained therein if the statement has been modified or superseded by any statement in a subsequently filed document incorporated by reference therein or in any amendment or supplement thereto.

(f) Pricing Disclosure Package: The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e) or in a separate letter addressing such information.

(g) Issuer Free Writing Prospectus: Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433) when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Conformity to Description, Use, and Retaining of Issuer Free Writing Prospectuses: Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Company has not made any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Company will, pursuant to reasonable procedures developed in good faith, retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.

(i) Due Incorporation and Qualification: The Company has been duly incorporated or organized, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus. The Company is duly qualified to do business as a foreign corporation or other business entity and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on (i) the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business of the Company and its subsidiaries taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement, the Indenture, the Supplemental Indenture or the Notes (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Schedule 1(i) attached hereto. None of the subsidiaries of the Company is a “significant subsidiary” (within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act).

(j) Capitalization: The Company has an authorized capitalization as set forth in each of the Pricing Disclosure Package and the Prospectus.

(k) The Indenture and the Supplemental Indenture: (i) The Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms; and (ii) the Supplemental Indenture has been duly authorized and, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except in each case as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture (i) has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (ii) complies, and as supplemented and amended by the Supplemental Indenture will comply, as to form with the requirements of the Trust Indenture Act and (iii) conforms, and the Supplemental Indenture when executed and delivered will conform, to the description thereof in the Pricing Disclosure Package and the Prospectus.

(l) The Notes: The Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and the Supplemental Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the Notes conform, or will conform, to the description thereof in the Pricing Disclosure Package and the Prospectus.

(m) Underwriting Agreement: The Company has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n) No Conflicts: The execution, delivery and performance of this Agreement by the Company, the issue and sale of the Notes, the consummation of the transactions contemplated hereby, the Indenture and the Supplemental Indenture and the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

(o) No Consents Required: No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties is required to be obtained by the Company for the execution, delivery and performance of this Agreement, the Indenture, the Supplemental Indenture or the Notes by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto after the date hereof), except for such approval by the New Mexico Public Regulation Commission as has been obtained and except for the registration of the Notes under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities or blue sky laws in connection with the purchase and sale of the Notes by the Underwriters.

(p) No Material Adverse Changes: Except as set forth in or contemplated by the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto after the date hereof), neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capital stock, long-term debt, consolidated net current assets or stockholders’ equity of the Company and/or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Historical Financial Statements: The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Pricing Disclosure Package and the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the consolidated financial condition of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations and cash flows for the periods specified therein. Except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved.

(r) Independent Public Accountants: Each of KMPG LLP and Deloitte & Touche LLP, who have audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company within the meaning of the applicable rules and regulations adopted by the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and the Rules and Regulations.

(s) Compliance: The Company (i) owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, (ii) is not in non-compliance with any term or condition of, nor has failed to obtain and maintain in effect, any license, certificate, permit or other governmental authorization required for the ownership or lease of its property or the conduct of its business and (iii) has not received notice of any proceedings relating to the revocation or material modification of any such license, certificate, permit or other authorization, which non-compliance, failure or proceedings, individually or in the aggregate (in the case of clauses (ii) and (iii) above), could reasonably be expected to have a Material Adverse Effect, except as set forth in the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto after the date hereof).

(t) Investment Company Act: The Company is not, and as of the Delivery Date and, after giving effect to the offer and sale of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus, will not be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(u) Litigation: Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture, the Supplemental Indenture or the Notes or the consummation of the transactions contemplated hereby. To the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(v) No Labor Disturbance No labor disturbance by or dispute with the employees of the Company exists or is, to the best knowledge of the Company, threatened or is imminent that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto after the date hereof).

(w) No Defaults: The Company is not in violation of its charter, bylaws or other organizational documents, nor, except as would not reasonably be likely to have a Material Adverse Effect, (i) is in default in the performance or observance of any term, material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, (ii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property nor (iii) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

(x) Sarbanes-Oxley: To the best of its knowledge, the Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) that are effective and the rules and regulations of the SEC that have been adopted and are effective thereunder.

(y) Environmental Matters: Except as set forth in or contemplated by the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto after the date hereof), each of the Company and each of its subsidiaries (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws or failure to receive, or comply with the terms and conditions of required permits, licenses or approvals, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto after the date hereof).

(z) Accounting Controls and Disclosure Controls: The Company and its subsidiaries maintain (x) systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (y) disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act).

(aa) Distribution of Offering Materials: The Company has not distributed and, prior to the later to occur of the Delivery Date and completion of the distribution of the Notes, will not distribute any offering material in connection with the offering and sale of the Notes other than any Preliminary Prospectus, the Prospectus, and any Issuer Free Writing Prospectus to which the Representatives have consented (which consent being deemed to have been given with respect to (i) the Final Term Sheet prepared and filed pursuant to Section 5(a)(i) hereof and (ii) any other Issuer Free Writing Prospectus identified on Schedule 2 hereto).

(bb) Anti-Manipulation: The Company has not taken, directly or indirectly, any action intended or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in a manner which would violate the Securities Act or the Exchange Act.

(dd) Documents Described in or Filed as Exhibit to Registration Statement or Prospectus: There is no franchise, contract or other document of a character required under the Securities Act to be filed as an exhibit to the Registration Statement and described in the Registration Statement or Prospectus, which is not described or filed as required (and the Pricing Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Prospectus).

(ee) Taxes: The Company has filed all tax returns that are required to be filed or has requested extensions thereof, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith and with respect to which adequate reserves are being maintained in conformity with generally accepted accounting principles or where the failure to file such returns or pay such taxes, assessments, fines or penalties (i) would not reasonably be expected to have a Material Adverse Effect or (ii) is set forth in or contemplated in the Pricing Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ff) Insurance: The Company and each of its subsidiaries are insured against such losses and risks and in such amounts as the Company reasonably believes are (i) prudent and customary in the businesses in which they are engaged and (ii) adequate to protect the Company and its subsidiaries and their respective businesses; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(gg) ERISA, Employee Matters: None of the following events has occurred or exists which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries. None of the following events has occurred or is reasonably likely to occur which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(hh) No Unlawful Payments: Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, offered, authorized, or agreed to make any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made, offered, authorized, or agreed to make any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ii) Compliance with Money Laundering Laws: The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj) Compliance with OFAC: The Company and its subsidiaries are in compliance with applicable sanctions laws and regulations, including those administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”). None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is the subject of any U.S. sanctions, including those administered by OFAC; or (ii) has engaged in, nor is now knowingly engaging in, any dealings or transactions with (a) any person that at the time of the dealing or transaction is the subject or the target of sanctions administered by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List) or (b) any person in Cuba, Iran, Sudan, Syria, North Korea, or the Crimea region of Ukraine.

(kk) No Stabilization: The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company, as to matters covered thereby but only as of the date thereof, to each Underwriter.

2. Purchase of the Notes by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, at a price equal to 99.072% of the principal amount thereof, plus accrued interest, if any, from August 11, 2015, the principal amount of the Notes set forth opposite that Underwriter’s name in Schedule 1 hereto.

3. Offering of Notes by the Underwriters. Upon authorization by the Representatives of the release of the Notes, the several Underwriters propose to offer the Notes for sale upon the terms and conditions to be set forth in the Prospectus.

4. Delivery of and Payment for the Notes. Delivery of and payment for the Notes shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “Delivery Date.” Delivery of the Notes shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the aggregate purchase price of the Notes being sold by the Company to or upon the order of the Company of the purchase price therefor by wire transfer of immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Notes through the facilities of DTC unless the Representatives shall otherwise instruct. Upon delivery, the Notes shall be registered in the name of Cede & Co., as nominee for DTC.

5. Further Agreements of the Company and the Underwriters. (a) The Company agrees:

(i) Filing of Prospectus; Amendments and Supplements; Filing of Exchange Act Reports; Notice of Stop Orders: To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; to prepare the Final Term Sheet, substantially in the form of Schedule 3 hereto and approved by the Representatives and file the Final Term Sheet pursuant to Rule 433(d) of the Rules and Regulations within the time period prescribed by such Rule; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening by the Commission of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(ii) Payment of Commission Fees: If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act;

(iii) Copies of Preliminary Prospectus, Prospectus, Issuer Free Writing Prospectus and Incorporated Documents; Certain Events and Amendments or Supplements: To deliver promptly to the Representatives on or prior to the Delivery Date such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) the Final Term Sheet and each other Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Notes and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(iv) Filing of Amendments or Supplements: To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

(v) Furnishing of Amendments or Supplements: Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and not file any of the same with the Commission to which the Representatives shall reasonably object, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes;

(vi) Offers by Issuer Free Writing Prospectuses: Not to make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives (which consent being deemed to have been given with respect to (A) the Final Term Sheet prepared and filed pursuant to Section 5(a)(i) hereof and (B) any other Issuer Free Writing Prospectus identified on Schedule 2 hereto);

(vii) Rule 433; Certain Events and Amendments or Supplements to Issuer Free Writing Prospectus: To comply with all applicable requirements of Rule 433 with respect to any Issuer Free Writing Prospectus; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Pricing Disclosure Package and the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(viii) Earnings Statement: As soon as practicable after the Effective Date and in any event not later than 16 months after the date hereof, to make generally available to the Company’s security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including in accordance with Rule 158 under the Securities Act);

(ix) Blue Sky Qualifications: Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Notes for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(x) Clear Market: Until 10 days following the Delivery Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of or otherwise dispose of, any debt securities that are substantially similar to the Notes (including, without limitation, with respect to the maturity, currency, interest rate and other material terms of the Notes);

(xi) Application of Net Proceeds: To apply the net proceeds from the sale of the Notes being sold by the Company as set forth in the Prospectus; and

(x) Anti-manipulation: Not to at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in the stabilization or manipulation of the price of any security of the Company in a manner that would violate the Securities Act or the Exchange Act.

(b) Each Underwriter severally agrees that, unless it has obtained or obtains the prior consent of the Company, it has not made and will not make any offer relating to the Notes that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, that the Underwriters may use a term sheet substantially in the form of Schedule 3 hereto without the consent of the Company. Any such free writing prospectus consented to by the Company is hereinafter referred to as “Permitted Issuer Information.”

6. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement, the Indenture and the Supplemental Indenture are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Notes and any stamp duties or other taxes payable in that connection; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, the Indenture, the Supplemental Indenture and the Notes and any other related documents in connection with the offering, purchase, sale and delivery of the Notes; (e) the qualification of the Notes under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $7,500); (f) the services of the Trustee and any agent of the Trustee (including the fees and disbursements of counsel for the

Trustee); (g) the investor presentations on any “road show” undertaken in connection with the marketing of the Notes, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; (h) the services of the Company’s independent registered public accounting firm; (i) the services of the Company’s counsel; (j) any rating of the Notes by rating agencies; (k) any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Notes (including related fees and expenses of counsel to the Underwriters); and (l) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 11, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Notes which they may sell and the expenses of advertising any offering of the Notes made by the Underwriters.

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a) Filing of Prospectus and Free Writing Prospectus; No Stop Order: The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement.

(b) No Discovery of Untrue Statements or Omissions: No Underwriter shall have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) Other Documents and Certificates: All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Indenture, the Supplemental Indenture, the Notes, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Opinions of Company Counsel: Leonard D. Sanchez, Associate General Counsel of PNM Resources, Inc., shall have furnished to the Representatives his written opinion, as counsel to the Company, addressed to the Underwriters and dated the Delivery Date, substantially in the form attached hereto as Exhibit B-1. McGuireWoods LLP shall have furnished to the Representatives (i) its written opinion, as counsel to the Company, addressed to the Underwriters and dated the Delivery Date, substantially in the form attached hereto as Exhibit B-2, and (ii) its negative assurance letter addressed to the Underwriters and dated the Delivery Date, in a form reasonably acceptable to the Underwriters. Snell & Wilmer L.L.P. shall have furnished to the Representatives its written opinion, as special counsel to the Company, addressed to the Underwriters and dated the Delivery Date, substantially in the same form attached hereto as Exhibit B-3.

(e) Opinions of Underwriters’ Counsel: The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, its written opinion and negative assurance letter, dated the Delivery Date, with respect to the issuance and sale of the Notes, the Indenture, the Supplemental Indenture, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) Letters of Accountants: At the time of execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (“KPMG’s initial letter”), the Company shall have furnished to the Representatives a letter (“KPMG’s bring-down letter”) of such accountants, addressed to the Underwriters and dated the Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of KPMG’s bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of KPMG’s bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by KPMG’s initial letter and (iii) confirming in all material respects the conclusions and findings set forth in KPMG’s initial letter.

(h) Letters of Accountants: At the time of execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission.

(i) With respect to the letter of Deloitte & Touche LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (“Deloitte’s initial letter”), the Company shall have furnished to the Representatives a letter of such accountants, addressed to the Underwriters and dated the Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) confirming in all material respects the conclusions and findings set forth in Deloitte’s initial letter.

(j) Officers’ Certificate: The Company shall have furnished to the Representatives a certificate, dated the Delivery Date, of its Chief Executive Officer and President, Executive Vice President, Chief Financial Officer, any Senior Vice President or Treasurer, and any Vice President, stating that:

(i) The representations, warranties and agreements of the Company in Section 1 are true and correct on and as of the Delivery Date, and the Company has complied with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Delivery Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(iii) They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(k) No Material Changes: Except as described in the Pricing Disclosure Package and the Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since the date of the Pricing Disclosure Package, there shall not have been any change in the capital stock, long-term debt, consolidated net current assets or stockholders’ equity of the Company and/or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or business of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l) No Downgrading: Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(m) Non-Occurrence of Certain Events: Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the NYSE MKT LLC or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering, sale or delivery of the Notes being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance as provided in exhibits to this Agreement, and if not so provided, then in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter or (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Notes or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e) or in a separate letter addressing such information. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e) or in a separate letter addressing such information. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its respective directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other, from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the

Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Notes purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Notes underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Company acknowledges and agrees that the statements regarding delivery of the Notes by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the Pricing Disclosure Package and the Prospectus are correct and constitute information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

9. Defaulting Underwriters. If, on the Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Notes that the defaulting Underwriter agreed but failed to purchase on the Delivery Date in the respective proportions which the principal amount of the Notes set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the aggregate principal amount set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Notes on the Delivery Date if the principal amount of the Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the aggregate principal amount of the Notes to be purchased on the Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of principal amount of the Notes that it agreed to purchase on the Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Notes to be purchased on the Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase on the Delivery Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Notes that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Notes of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

10. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(k), 7(l) and 7(m) shall have occurred or if the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement.

11. Reimbursement of Underwriters’ Expenses. If (i) the Company shall fail to tender the Notes for delivery to the Underwriters for any reason or (ii) the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

12. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Notes or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Notes, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to J.P. Morgan Securities LLC, 383 Madison Avenue New York, New York 10179, Attention: High Grade Syndicate Desk -3rd Floor, Facsimile: (212) 834-6081 and Mitsubishi UFJ Securities (USA), Inc., 1633 Broadway, 29th Floor, New York, New York 10019, Facsimile: (646) 434-3455, Attn: Capital Markets Group.

(b) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel, Facsimile: (505) 241-2368.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by either Representative.

15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Underwriters contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters or the Company and each person or persons, if any, who control any Underwriter or the Company within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17. USA Patriot Act. The parties to the Agreement acknowledge that, in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56), each Underwriter is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the names and addresses of its clients, as well as other information that will allow each Underwriter to properly identify its clients.

18. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

21. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

PUBLIC SERVICE COMPANY OF NEW MEXICO

By:	/s/ Elisabeth Eden
	Name:	Elisabeth Eden
	Title:	Vice President and Treasurer

[Signature Page to Underwriting Agreement – Public Service Company of New Mexico]

Accepted:

J.P. MORGAN SECURITIES LLC
MITSUBISHI UFJ SECURITIES (USA), INC.

For themselves and as Representatives of the several Underwriters named in Schedule 1 hereto

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
	Name:	Stephen L. Sheiner
	Title:	Executive Director

[Signature Page to Underwriting Agreement – Public Service Company of New Mexico]

MITSUBISHI UFJ SECURITIES (USA), INC.

By:	/s/ Richard Testa
	Name:	Richard Testa
	Title:	Managing Director

[Signature Page to Underwriting Agreement – Public Service Company of New Mexico]

SCHEDULE 1

Underwriters	Aggregate principal amount of Notes to be Purchased
Mitsubishi UFJ Securities (USA), Inc.	$88,375,000
J.P. Morgan Securities LLC	$38,475,000
KeyBanc Capital Markets Inc.	$30,775,000
RBC Capital Markets, LLC	$30,775,000
Citigroup Global Markets Inc.	$15,400,000
Morgan Stanley & Co. LLC	$15,400,000
SunTrust Robinson Humphrey, Inc.	$15,400,000
U.S. Bancorp Investments, Inc.	$15,400,000

Total	$250,000,000

SCHEDULE 1(i)

List of all subsidiaries of the Company

1.	PNM Receivables Corp.

2.	Meadows Resources, Inc.

3.	Republic Holding Company

4.	Bellamah Holding Company

SCHEDULE 2

ISSUER FREE WRITING PROSPECTUSES

•	Final Term Sheet, dated August 6, 2015 relating to the Notes, as filed pursuant to Rule 433 under the Securities Act and attached as Schedule 3 hereto.

SCHEDULE 3

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-195979

August 6, 2015

TERM SHEET

PUBLIC SERVICE COMPANY OF NEW MEXICO

3.850% SENIOR UNSECURED NOTES DUE 2025

Issuer:	Public Service Company of New Mexico

Expected Ratings (Moody’s/S&P):	[Omitted]

Principal Amount:	$250,000,000

Security Type:	Senior Unsecured Notes

Legal Format:	SEC Registered

Trade Date:	August 6, 2015

Settlement Date:	August 11, 2015

Maturity Date:	August 1, 2025

Issue Price:	99.722% of principal amount

Coupon:	3.850%

Benchmark Treasury:	2.125% due May 15, 2025

Benchmark Treasury Yield:	2.234%

Spread to Benchmark Treasury:	+165 basis points

Re-offer Yield:	3.884%

Interest Payment Dates:	Semi-annually on February 1 and August 1, commencing on February 1, 2016

Redemption Provisions:

Make-whole call:	Until May 1, 2025, at a make whole premium using a discount rate of Treasury Rate plus 25 basis points

Par call:	On or after May 1, 2025, at par

Denominations:	$1,000 and integral multiples thereto

CUSIP:	744542 AC5

ISIN:	US744542AC53

Joint Bookrunners:	J.P. Morgan Securities LLC KeyBanc Capital Markets Inc. Mitsubishi UFJ Securities (USA), Inc. RBC Capital Markets, LLC

Co-Managers:	Citigroup Global Markets Inc. Morgan Stanley & Co. LLC SunTrust Robinson Humphrey, Inc. U.S. Bancorp Investments, Inc.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from J.P. Morgan Securities LLC by calling collect at 1-212-834-4533 or from Mitsubishi UFJ Securities (USA), Inc. by calling toll free at 1-877-649-6848.

EXHIBIT B-1

FORM OF OPINION OF LEONARD D. SANCHEZ

1. The Company is a corporation validly existing and in good standing under the laws of the State of New Mexico. The Company has the corporate power to own its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and to perform its obligations under, or as contemplated by, the Underwriting Agreement. The Company is duly qualified to do business as a foreign corporation in good standing under the laws of each jurisdiction which requires such qualification where the failure to be so qualified would, individually, or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2. The Company has an authorized capitalization as set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

3. None of the execution, delivery and performance of the Underwriting Agreement by the Company, the execution and delivery of the Supplemental Indenture and the Notes, the issue and sale of the Notes, the compliance by the Company with the Underwriting Agreement, the Indenture, the Supplemental Indenture and the Notes, or the consummation of the transactions therein contemplated and the application of the proceeds from the sale of Notes as described under “Use of Proceeds” in each of the Registration Statement, the Pricing Disclosure Package and Prospectus, will (i) violate the charter, bylaws, or other organizational documents of the Company or any of its subsidiaries, (ii) violate any applicable law or regulation of the State of New Mexico, (iii) violate or constitute a default under any order, decree, injunction or judgment (each an “Order”) or any material credit agreement, mortgage, deed of trust, contract, indenture or other agreement or instrument (each an “Agreement”), in each case known to me after reasonable inquiry and to which the Company is a party or by which the Company or its properties may be bound or (iv) to my knowledge after reasonable inquiry, result in the creation or imposition of any lien on any asset of the Company or its subsidiaries pursuant to the terms of any Order or Agreement.

4. Other than the approval of the NMPRC, which was obtained on August     , 2015, no consent, approval, authorization, filing with or order of any court or governmental agency or body of the State of New Mexico is required to be obtained by the Company for the execution and delivery by the Company of the Supplemental Indenture or the Underwriting Agreement or for the performance by the Company of its obligations thereunder, or the issuance by the Company of the Notes as described in the Supplemental Indenture, except as may be required under New Mexico securities or blue sky laws, as to which I express no opinion.

5. To my knowledge after reasonable inquiry, and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or threatened that (1) could reasonably be expected to have a material adverse effect on the performance of the Underwriting Agreement or the consummation of any of the transactions contemplated thereby or (2) could reasonably be expected to have a Material Adverse Effect; and (B) no labor disturbance by or dispute with the employees of the Company exists or is threatened or is imminent that could reasonably be expected to have a Material Adverse Effect.

B-1-1

6. Each of the Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the Company.

7. The Notes have been duly authorized and executed by the Company.

8. The Underwriting Agreement has been duly and validly authorized, executed and delivered by the Company.

B-1-2

EXHIBIT B-2

FORM OF OPINION OF MCGUIREWOODS LLP

1. Validity and Enforceability. Each of the Indenture and the Supplemental Indenture constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and the Indenture has been duly qualified under the Trust Indenture Act. When duly executed and delivered by the Company, authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment thereof in accordance with the terms of the Agreement, the Notes will have been validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and the Supplemental Indenture, enforceable against the Company in accordance with their terms.

2. Accurate Summaries. The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Description of the notes” and “Description of Senior Unsecured Notes” insofar as they purport to constitute a summary of the terms of the securities, are accurate summaries in all material respects.

3. Noncontravention. Neither the execution and delivery by the Company of any Subject Document to which it is a party, nor the performance by the Company of its obligations thereunder, nor the consummation of the transactions therein contemplated and the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Registration Statement, the Pricing Disclosure Package and Prospectus: (a) violates any statute or regulation of Applicable Law that, in each case, is applicable to the Company; or (b) violates, results in any breach of any of the terms of or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or constitutes a default under, any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party, or bound or to which its property is subject, and which is filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Reviewed Documents”).

4. Governmental Approvals. No consent, approval or authorization of, filing with, or order of any federal or New York (i) court, (ii) governmental agency (including the Federal Energy Regulatory Commission) or (iii) body, is required for (a) the issuance and sale of the Notes, or (b) the execution and delivery of the Subject Documents and the Notes or the performance by the Company of its obligations thereunder, except in each case as have previously been made or obtained or except such as may be required under the blue sky laws of any jurisdiction (as to which we express no opinion).

5. No Stop Order. The Registration Statement filed with the Commission on May 15, 2014, became effective under the Securities Act as of 2:00 p.m. on May 30, 2014, and the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Securities Act on August     , 2015. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose is pending or threatened.

B-2-1

6. Compliance with Laws. The (i) Registration Statement, on the latest Effective Date and on the Delivery Date, and (ii) the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the Delivery Date (except in each case as to the financial statements and other financial or statistical data and schedules contained or incorporated by reference therein, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, and to the applicable rules and regulations of the Commission thereunder. Each document incorporated therein by reference as originally filed pursuant to the Exchange Act (except in each case as to the financial statements and other financial or statistical data and schedules contained or incorporated by reference therein, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Exchange Act, and to the applicable rules and regulations of the Commission thereunder.

7. Tax Disclosure. The statements set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Certain United States federal income tax considerations” insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries in all material respects.

8. Investment Company Act. The Company is not, and after the application of the proceeds from the sale of the Notes as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

B-2-2

EXHIBIT B-3

FORM OF OPINION OF SNELL & WILMER L.L.P.

1. The Company is duly qualified as a foreign corporation and is in good standing under the laws of the State of Arizona. The opinions expressed in the immediately preceding sentence are based solely on the Good Standing Certificate, a copy of which has been made available to you and your counsel, and our opinions with respect to such matters are rendered as of the date of such certificate and are limited accordingly.

2. No consent, approval, authorization, filing with or order of any court or governmental agency or body of the State of Arizona is legally required for the execution and delivery by the Company of the Supplemental Indenture or the Agreement or for the performance by the Company of its obligations thereunder, or the issuance by the Company of the Notes as described in the Supplemental Indenture, except as may be required under Arizona securities or blue sky laws, as to which we express no opinion.

B-3-1